Exhibit 4.15

The Depository Trust Company

A subsidiary of The Depository Trust & Clearing Corporation

MEDIUM-TERM NOTE – MASTER NOTE

September 2, 2022
(Date of Issuance)

Verizon Communications Inc. (“Issuer”), a corporation organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to Cede & Co. or its registered assigns (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date as applicable, of each obligation identified on the records of Issuer (which records are maintained by U.S. Bank Trust Company, National Association (“Paying Agent”)), as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.

ATTEST:

VERIZON COMMUNICATIONS INC.
(Signature)	(Issuer)

By:
(Authorized Signature)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(Trustee)

[Seal]	By:
(Authorized Signature)

(Reverse Side of Note)

This Master Note evidences indebtedness of Issuer of a single Series of Verizon InterNotes® due 9 months or more from the date of issue, which will be Issuer’s unsecured and unsubordinated obligations (the “Debt Obligations”), all issued or to be issued under and pursuant to an Indenture dated as of December 1, 2000, as amended and supplemented from time to time (the “Indenture”), duly executed and delivered by Issuer (as successor in interest to Verizon Global Funding Corp.) to U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (“Trustee”). The Debt Obligations will rank equally with all of Issuer’s other unsecured and unsubordinated indebtedness issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are unlimited as to aggregate principal amount and designated as the InterNotes® Due Nine Months or More from the Date of Issue.

No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                                   attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:	(Signature)

Signature(s) Guaranteed:	NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

VERIZON COMMUNICATIONS INC.

RIDER TO MASTER NOTE DATED SEPTEMBER 2, 2022

VERIZON INTERNOTES® DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

This rider forms a part of and is incorporated into the Master Note dated September 2, 2022 of Verizon Communications Inc. (the “Company”) registered in the name of Cede & Co., or its registered assigns, evidencing the Company’s InterNotes® (the “Notes”).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER HEREIN REFERRED TO AS THIS “MASTER NOTE”) SET FORTH IN THE RECORDS OF THE COMPANY MAINTAINED BY THE ISSUING AGENT, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED SEPTEMBER 2, 2022, THE PROSPECTUS SUPPLEMENT DATED SEPTEMBER 2, 2022 AND THE PROSPECTUS DATED SEPTEMBER 2 2022 RELATING TO EACH ISSUANCE OF NOTES, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

TRANSFERS OF THIS MASTER NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS MASTER NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS MASTER NOTE.

The additional provisions set forth below form part of this Master Note. All capitalized terms used and not otherwise defined in these provisions shall have the respective meanings set forth in the Company’s Prospectus Supplement dated September 2, 2022 or the Indenture, as applicable.

Any interest installment not punctually paid or duly provided for with respect to any tranche of Notes shall forthwith cease to be payable to the registered holder thereof on the regular record date, and may be paid to the person in whose name such Notes are registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of such Notes as provided in the Indenture, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The principal of and the interest on each tranche of Notes shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

The Notes constitute a single series of debt securities for purposes of the Indenture. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of such Note then outstanding and affected thereby.

Prior to due presentment for registration of transfer of this Master Note, the Company, the Trustee, any paying agent and any Security Registrar for any tranche of Notes may deem and treat the registered holder hereof as the absolute owner hereof (whether or not any Notes shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the Notes) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the Notes shall be affected by any notice to the contrary.

In case an Event of Default with respect to any tranche of Notes shall have occurred and be continuing, the principal of all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No recourse shall be had for the payment of the principal of, or the interest on, any tranche of Notes, or for any claim based on this Master Note, or otherwise in respect of this Master Note, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Depository by acceptance of this Master Note agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Master Note unless such beneficial interest is in an amount equal to an authorized denomination for the Notes.

InterNotes® is a registered servicemark of InspereX Holdings LLC.

REPAYMENT ELECTION FORM

Verizon Communications Inc.

InterNotes® Due Nine Months or More from the Date of Issue

CUSIP NUMBER:

To:	U.S. Bank Trust Company, National Association, as Trustee

The undersigned financial institution (the “Financial Institution”) represents the following:

•

The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of InterNotes® Due Nine Months or More from the Date of Issue of Verizon Communications Inc. (the “Company”) (CUSIP No.                 ) (the “Notes”).

•

At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, the Deceased Beneficial Owner acquired such Notes at least six months prior to such request for repayment, and the Financial Institution currently holds such Notes as a direct or indirect participant in DTC.

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•

The Financial Institution shall make all records specified in the Instructions supporting the above representations available to U.S. Bank Trust Company, National Association (the “Trustee”), for inspection and review within five Business Days of the Trustee’s request.

•

If any of the Financial Institution, the Trustee or the Company, in its reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee and the Company immediately.

•

Other than the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Option Limitation or the Individual Option Limitation as described in the prospectus supplement for the Notes, valid repayment elections may not otherwise be withdrawn.

•

The Financial Institution agrees to indemnify and hold harmless the Trustee and the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

Repayment Election Form

(1) Name of Deceased Beneficial Owner
(2) Date of Death
(3) Date of acquisition of Note by Deceased Beneficial Owner
(4) Name of Authorized Representative Requesting Repayment
(5) Name of Financial Institution Requesting Repayment
(6) Signature of Representative of Financial Institution Requesting Repayment
(7) Principal Amount of Requested Repayment
(8) Date of Election
(9) Date Requested for Repayment
(10)	(11)
Financial Institution:	Wire Instruction for Repayment:
Representative Name:	Bank Name:
Phone Number:	ABA Number:
Fax Number:	Account Name:
Mailing Address (no P.O. Boxes):	Account Number:
Reference (Optional):
(12) Information on Holder Name:
DTC Participant Name:
DTC Participant Number:
DTC Contact Name:
DTC Contact Phone Number:
DTC Fax Number:
DTC E-Mail Address:
Mailing Address (No P.O. Boxes):
TO BE COMPLETED BY TRUSTEE
(A) Election Number*:
(B) Delivery and Payment Date:
(C) Principal Amount:
(D) Accrued Interest:
(E) Date of Receipt of Form by the Trustee:
(F) Date of Acknowledgment by the Trustee:

*

To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the representative and location designated on line (10) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING

REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and satisfactory evidence that the Deceased Beneficial Owner acquired the Notes at least six months prior to the request for payment, and (4) any necessary tax waivers. For purposes of determining whether the Notes will be deemed beneficially owned by an individual at the time of death, the following rules shall apply:

•

Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

•

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficiary interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee and the Company. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2. Indicate the name of the Deceased Beneficial Owner on line (1).

3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the date of the acquisition of the Note by the Deceased Beneficial Owner on line (3).

5. Indicate the name of the Authorized Representative requesting repayment on line (4)

6. Indicate the name of the Financial Institution requesting repayment on line (5).

7. Affix the authorized signature of the Financial Institution’s representative on line (6). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

8. Indicate the principal amount of Notes to be repaid on line (7).

9. Indicate the date this Form was completed on line (8).

10. Indicate the date of requested repayment on line (9). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested repayment may be no earlier than the next succeeding Business Day.

11. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (10).

12. Indicate the wire instruction for payment on line (11).

13. For Notes held through a brokerage account, indicate the name, DTC Participant number, phone and fax number, e-mail and mailing address of the Holder on line (12).

14. Mail or otherwise deliver an original copy of the completed Form to:

By Registered Mail, Courier or Overnight Delivery:

U.S. Bank Trust Company, National Association

Global Corporate Trust

Attn: Survivor Options

100 Wall Street

Suite 600

New York, NY 10005

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

WILL NOT BE ACCEPTED

15. If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Trustee at the address given in (14) above.

For assistance with the Form or any questions relating thereto, please contact the Trustee at the address given in (14) above, email cts.survivor.options@usbank.com or call 800-934-6802.